Exhibit 99.1

P.O. Box 25099 Richmond, VA 23260 • phone: (804) 359-9311 • fax (804) 254-3594

PRESS RELEASE

CONTACT		RELEASE
Karen M. L. Whelan		Immediately
Phone:	(804) 359-9311
Fax:	(804) 254-3594
Email:	investor@universalleaf.com

Universal Corporation Announcement

Richmond, VA • August 8, 2007 / PRNEWSWIRE

Allen B. King, Chairman and Chief Executive Officer of Universal Corporation (NYSE:UVV), said today, “We are pleased with our first quarter performance as reported yesterday, and are confident in the long-term future of the Company. We know of no reason for the recent unusual activity in the Company’s stock.”

Headquartered in Richmond, Virginia, Universal Corporation is one of the world’s leading tobacco merchants and processors and conducts business in more than 35 countries. Its revenues from continuing operations for the fiscal year ended March 31, 2007, were $2.0 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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